EXHIBIT 107

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

POET TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid	Equity	Common Shares	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Other	Subscription Receipts	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Other	Warrants	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Other	Units	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be Paid	Unallocated (Universal) Shelf	-	Rule 457(o)	$150,000,000(1)	(1)	$150,000,000(1)	$0.00011020	$16,530
Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$150,000,000		$16,530
	Total Fees Previously Paid							-
	Total Fee Offsets							$16,530
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Forms or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fees Offset Claims	POET Technologies Inc.	F-10	333-255631	April 29, 2021	-	$16,530 (2)	Unallocated (Universal Shelf)	(2)	(2)	$298,953,354.68	(2)

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, debt securities, subscription receipts, warrants and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate offering price not to exceed $150,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise, redemption or exchange of any other securities that provide for such conversion into, exercise for, redemption of or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, redemption or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2)	The Registrant’s registration statement on Form F-10, initially filed on April 29, 2021, and subsequently amended on July 8, 2021 (File No. 333-255631) (the “Prior Registration Statement”), previously registered $300,0000,000 of which $298,953,354.68 remains unsold. In connection with the Prior Registration Statement, the Registrant paid $30,179.80 after offsetting registration fees of $32,730 by $2,550.20 previously paid by the Registrant in connection with its registration statement on Form F-10 (Commission File No. 333-227873) initially filed with the Commission on October 17, 2018, pursuant to which no securities were sold. Pursuant to Rule 457(o) of the Securities Act, the Registrant is registering $150,000,000 in aggregate offering amount of securities of the Registrant. Accordingly, a registration fee of $0 is being paid in connection with this Registration Statement. In accordance with the Securities Act, the offering of the unsold securities on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.